UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 8, 2007

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		33619
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 8, 2007, the Board of Directors (the “Board”) of nFinanSe Inc. (the “Company”) appointed Bruce E. Terker as a member of the Board effective immediately.  Mr. Terker is a co founder and partner in Geewax, Terker and Company, a registered investment advisor catering to the institutional investor marketplace.  Mr. Terker is also founder of Ballyshannon Partners, L.P., a venture capital and private equity firm which was formed in 1993.

As a non-employee director on the Board, Mr. Terker’s quarterly stipend will be $6,250 per quarter and $750 per Board meeting attended.  In addition, as a non-employee director, Mr. Terker will receive an option grant to purchase 10,000 shares of common stock immediately following the Company’s next annual meeting.  This grant will have an exercise price equal to the fair market value on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	November 9, 2007	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer